UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2014

BLACKHAWK NETWORK HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-35882	43-2099257
(Commission File Number)	(IRS Employer Identification Number)

6220 Stoneridge Mall Road

Pleasanton, CA 94588

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (925) 226-9990

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On April 11, 2014, Blackhawk Network Holdings, Inc. (“Blackhawk”) entered into an Amended and Restated Tax Sharing Agreement (the “New TSA”) with Safeway Inc. (“Safeway”). Prior to Blackhawk’s initial public offering, Safeway and Blackhawk entered into a prior Amended and Restated Tax Sharing Agreement that was last amended effective as of December 30, 2012 (the “Prior TSA”). The Prior TSA provided that Safeway and Blackhawk would generally make payments to each other such that, with respect to U.S. federal income tax returns for any taxable period in which Blackhawk or any of its subsidiaries were included in Safeway’s consolidated group for U.S. federal income tax purposes, the amount of taxes paid by Blackhawk was determined, subject to certain adjustments, as if Blackhawk and each of its subsidiaries included in such consolidated group filed their own consolidated federal income tax return. For state and local income tax purposes, the Prior TSA provided that Safeway and Blackhawk would generally make payments to each other such that, with respect to state and local income tax returns for any taxable period in which Blackhawk or any of its subsidiaries were included in Safeway’s combined, consolidated or unitary group for state or local income tax purposes, the amount of taxes to be paid by Blackhawk was determined, subject to certain limitations, by calculating the excess of any taxes shown due on any such return over the amount that would otherwise be due if the return were recalculated by excluding Blackhawk and any of its included subsidiaries. The Prior TSA also set forth the parties’ respective rights, responsibilities and obligations with respect to a possible distribution of the shares of Blackhawk stock owned by Safeway; however, it did not contemplate some of the specific facts and circumstances relating to the pro rata distribution of the shares of Blackhawk Class B common stock owned by Safeway to the holders of shares of Safeway common stock to be made on April 14, 2014 (the “Distribution”).

In preparation for the Distribution, Safeway and Blackhawk entered into the New TSA, which will become effective as of the Distribution, to address certain tax matters related to the facts and circumstances of the Distribution, including, among other things, the manner, amount and timing of the tax payments related to the Distribution. The New TSA also provides certain procedures for the allocation of taxes and the filing of returns that are consistent with the Prior TSA.

Assuming that the acquisition of Safeway by AB Acquisition LLC (the “Merger”) is completed as contemplated by the Agreement and Plan of Merger entered into by Safeway and AB Acquisition LLC dated March 6, 2014 and amended on April 7, 2014 (as amended, the “Merger Agreement”), the Distribution is expected to be taxable to Safeway and Safeway’s stockholders. Under the New TSA, any corporate-level income tax incurred as a result of the Distribution in the event that the Merger is completed will be borne by Safeway.

The New TSA provides that Safeway and Blackhawk will make an election that is intended to give rise to a step-up in the tax basis of Blackhawk’s assets if the Distribution is taxable (the “Section 336(e) Election”). The actual benefit realized by Blackhawk from the step-up will depend on, among other things, the value of Blackhawk at the time of the Distribution and whether Blackhawk generates adequate taxable income over time to fully utilize deductions associated with any increased tax basis resulting from the Section 336(e) Election. The New TSA governs the preparation of tax returns with respect to the Section 336(e) Election and contemplates the possibility that, as a result of the Section 336(e) Election, Blackhawk may be included in Safeway’s consolidated group for U.S. federal income tax purposes until the date of the Distribution. In the event Safeway and Blackhawk are not treated as consolidated for tax purposes through the date of the Distribution, Safeway is responsible, pursuant to the New TSA, for certain taxes which may be payable by Blackhawk on its separate return. The method and timing of the funding of such taxes by Safeway are not certain, and such funding could be delayed until the receipt of a tax refund by Safeway. Blackhawk has agreed to bear 50% of any taxes imposed on Safeway that might result from the payment by Blackhawk to Safeway of certain taxes recovered by Blackhawk and payable to Safeway under the New TSA.

If the Merger is not completed, and certain other conditions are satisfied, it is intended that the Distribution qualify as a tax-free transaction to Safeway and its stockholders. The New TSA provides for certain continuing restrictions and covenants applicable to both Safeway and Blackhawk that are intended to preserve the ability for the Distribution to qualify as a tax-free spin-off in the event that the Merger does not close and certain other conditions are satisfied. Among the restrictions on Blackhawk are that (i) for up to two years following the termination of the Merger Agreement, subject to certain exceptions, Blackhawk will not dispose of all or substantially all of its assets, merge with another entity, issue an amount of its stock (or securities convertible or exchangeable into its stock) in one or more transactions that would comprise 40% or more of the value or voting power of Blackhawk, facilitate any person becoming the owner of 5% or more of Blackhawk stock, or cease conducting its current business and (ii) for up to five years from the date of its initial public offering in April 2013, Blackhawk will not seek to convert any class of its stock into a different class of its stock or change the absolute or relative voting rights of its classes of stock. The New TSA provides these restrictions will lapse in certain circumstances, including the completion of the Merger or the completion of certain alternative transactions. If the Merger is not completed, each of Safeway and Blackhawk would be responsible for any taxes resulting from the failure of the Distribution to qualify as a tax-free transaction to the extent such taxes are attributable to, or result from, any act or failure to act by Safeway or Blackhawk, as applicable, or certain transactions involving Safeway or Blackhawk, as applicable, following the Distribution. Safeway and Blackhawk each would be responsible for 50% of such Distribution taxes to the extent such taxes are not attributable to, or do not result from, any act or failure to act by either Safeway or Blackhawk.

The New TSA provides that, in the event that (i) the Merger does not occur, (ii) the Distribution is taxable, (iii) Safeway bears the liability for any Distribution taxes and (iv) certain other conditions are met, Blackhawk will make payments to Safeway over time equal to 85% of the amount of the tax benefits, if any, that Blackhawk is deemed to realize as a result of the Section 336(e) Election (provided, that if Safeway’s liability for Distribution taxes is limited to 50%, such payments otherwise due from Blackhawk shall be reduced by 50%). The tax benefit deemed realized will be computed by comparing the actual income tax liability of Blackhawk (calculated based on certain assumptions) to the amount of income taxes Blackhawk would have been required to pay had the Section 336(e) Election not been made. Such payments will be made by Blackhawk to Safeway as Blackhawk recognizes the benefit of the basis step-up, or upon the occurrence of certain events, such as certain changes of control of Blackhawk or material breaches by Blackhawk of the provisions in the New TSA regarding such payments.

The preceding summary is qualified in its entirety by reference to the New TSA, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Tax Sharing Agreement, dated as of April 11, 2014, by and among Safeway Inc., Blackhawk Network Holdings, Inc. and certain affiliates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKHAWK NETWORK HOLDINGS, INC.

Date: April 14, 2014	By:	/s/ David E. Durant
	Name:	David E. Durant
	Title:	Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated Tax Sharing Agreement, dated as of April 11, 2014, by and among Safeway Inc., Blackhawk Network Holdings, Inc. and certain affiliates.